June 28, 1996



TB Wood's Corporation
440 North Fifth Avenue
Chambersburg, PA 17201

                  Re:      TB Wood's Corporation
                           Registration Statement on Form S-8


Gentlemen and Ladies:

                  We have acted as counsel to TB Wood's Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a Registration Statement on Form S-8 (the "Registration Statement").

                  The Registration Statement relates to the issuance and sale of up to 292,893 shares of Common Stock pursuant to certain TB Wood's Corporation Non-Qualified Stock Option Agreements comprising an employee benefit plan (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is our opinion that the Common Stock, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  Our opinions contained herein relate solely to the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.



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TB Wood's Corporation
June 28, 1996
Page 2
                  This opinion is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. The opinions expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                Very truly yours,




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